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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                               Date of Report
(Date of earliest event reported):                   August 21, 2003


                             UNITED NATIONAL BANCORP
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

      New Jersey                      000-16931                 22-2894827
  -----------------               ----------------          ------------------
   (State or other                (Commission file          (I.R.S. Employer
   jurisdiction of                     number)               Identification
  incorporation or                                                 No.)
    organization)
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1130 Route 22 East, Bridgewater, New Jersey          08807-0010
--------------------------------------------         ----------
(Address of principal executive officers)            (Zip Code)

Registrant's telephone number,
   including area code:                                         908-429-2200



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Item 1(b). Changes in Control of Registrant.

         On August 21, 2003, the Registrant, The PNC Financial Services Group,
Inc., a Pennsylvania corporation ("PNC"), and PNC Bancorp Inc., a Delaware corporation and wholly-owned subsidiary of PNC ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), under which the
Registrant has agreed to be acquired by PNC.

         Under the terms of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both the Registrant and PNC, the Registrant will merge with and into Merger Sub (the "Merger"), with Merger Sub surviving the Merger. The aggregate consideration in the Merger to holders of the common stock, $1.25 par value (the "Registrant Common Stock"), of the Registrant consists of approximately $320 million in cash and approximately 6.55 million shares of the common stock, $5.00 par value (the "PNC Common stock"), of PNC (subject to adjustment). Holders of Registrant Common Stock will be entitled to elect to receive the Merger consideration in shares of PNC Common Stock
(valued at the average trading price of PNC Common Stock on the NYSE shortly before the Merger is consummated) or cash, or any combination of shares and cash, subject to proration. Immediately prior to the execution of the Merger
Agreement, there were 18,822,954 shares of Registrant Common Stock outstanding.

         Options exercisable with respect to shares of Registrant Common Stock will be cashed out upon completion of the Merger, if not exercised before such time. Each holder of an option exercisable with respect to Registrant Common
Stock prior to completion of the Merger will receive an amount, for each share of Registrant Common Stock issuable upon exercise of the option, equal to the difference obtained by subtracting the option exercise price per share from the Merger consideration per share.

         The Merger is anticipated to be consummated in January 2004. The Merger is subject to, among other things, regulatory approvals, the approval of the Registrant's shareholders, registration under the Securities Act of 1933 of the shares of PNC Common Stock to be issued in the Merger, receipt of a legal opinion that the Merger will qualify as a tax-free reorganization and other customary conditions.

         PNC, based in Pittsburgh, Pennsylvania, is a diversified financial services organization, providing regional community banking, wholesale banking
(including corporate

                                       1




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banking, real estate finance and asset-based lending), wealth management and asset management and global fund services.

         A copy of the Merger Agreement is attached hereto as Exhibit 1(b) and by this reference is incorporated into this report. The matters summarized herein are qualified in their entirety by the full text of the Merger Agreement.

Item 7. Financial Statements and Exhibits.

         (c) Exhibits.

         The exhibits filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.

Item 9. Regulation FD Disclosure.

         A copy of the joint press release of the Registrant and PNC is attached hereto as Exhibit 9(a), and copies of certain other information regarding the Merger are attached hereto as Exhibits 9(b) and 9(c), respectively, which by this reference are incorporated into this report.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        UNITED NATIONAL BANCORP


                                        By /s/ Thomas C. Gregor
                                          -------------------------
                                          Thomas C. Gregor
                                          President and Chief Executive Officer

Dated: September 4, 2003

                                       3




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                                INDEX TO EXHIBITS


Exhibit     Description
-------     -----------
1(b)        --  Agreement and Plan of Merger dated August 21, 2003 among the Registrant, The PNC Financial Services Group, Inc. and
                PNC Bancorp Inc.

9(a)        --  Joint Press Release of the Registrant and The PNC Financial
                Services Group, Inc. issued August 21, 2003.

9(b)        --  Supplemental Information accompanying investor presentation.

9(c)        --  Investor presentation.
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